Exhibit 10.27
LODGENET ENTERTAINMENT CORPORATION
SEVENTH AMENDMENT TO CREDIT AGREEMENT
     This SEVENTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is dated as of October      , 2006 and entered into by and between LODGENET ENTERTAINMENT CORPORATION, a Delaware corporation (“Borrower”) and CANADIAN IMPERIAL BANK OF COMMERCE, as administrative agent for the Lenders (in such capacity, “Administrative Agent”), and is made with reference to that certain Credit Agreement dated as of August 29, 2001, as amended (the “Credit Agreement”), by and among Borrower, the Lenders named therein, Administrative Agent, the Syndication Agent named therein, the Co-Documentation Agents named therein, the Co-Lead Arrangers named therein and the Swing Line Lender named therein. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.
RECITALS
     WHEREAS, Borrower and Lenders desire to make certain amendments to the Credit Agreement as provided for herein;
     NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:
     Section 1. AMENDMENTS TO THE CREDIT AGREEMENT
     1.1 Amendments to Section 1: Certain Defined Terms.
     A. Subsection 1.1 of the Credit Agreement is hereby amended by deleting the definition of “Consolidated EBITDA” in its entirety and by inserting in lieu thereof the following:
“Consolidated EBITDA” means, for any period, the sum, without duplication, of the amounts for such period of (i) Consolidated Net Income, plus the following to the extent deducted in determining Consolidated Net Income, any purchase accounting adjustments, change of control payments, fees and expenses and other non-recurring items or expenses the aggregate amount of which does not exceed $1,500,000 incurred in connection with an Investment permitted under subsection 7.3(vi) of the Credit Agreement to the extent reasonably satisfactory to the Co-Lead Arrangers, (ii) Consolidated Interest Expense, (iii) provisions for taxes based on income, (iv) total depreciation expense, (v) total amortization expense, and (vi) other non-recurring and non-cash items reducing Consolidated Net Income, less interest income and any non-recurring and non-cash items increasing Consolidated Net Income, all of the foregoing as determined on a consolidated basis for Borrower and its Subsidiaries in conformity with GAAP.”

     1.2 Amendments to Section 2: Amounts and Terms of Commitments and Loans.
     A. Subsection 2.3A of the Credit Agreement is hereby amended by deleting it in its entirety and by inserting in lieu thereof the following:
“Revolving Loan Commitment Fees. Borrower agrees to pay to Administrative Agent, for distribution to each Lender in proportion to that Lender’s Pro Rata Share of the Revolving Loan Commitments, commitment fees for the period from and including the Closing Date to and excluding the Revolving Loan Commitment Termination Date equal to the average of the daily excess of the Revolving Loan Commitments over the sum of (i) the aggregate principal amount of outstanding Revolving Loans (but not any outstanding Swing Line Loans) plus (ii) the Letter of Credit Usage multiplied by 0.375% per annum, such commitment fees to be calculated on the basis of a 360-day year and the actual number of days elapsed and to be payable quarterly in arrears on the last Business Day of each March, June, September and December of each Fiscal Year, commencing on the first such date to occur after the Closing Date, and on the Revolving Loan Commitment Termination Date.”
1.3 Amendments to Section 7: Borrower’s Negative Covenants.
     A. Subsection 7.3(vi) of the Credit Agreement is hereby amended by deleting it in its entirety and by inserting in lieu thereof the following:
“(vi) so long as no Potential Event of Default or Event of Default has occurred and is continuing at the time of such Investment, Borrower and its Domestic Subsidiaries that are Subsidiary Guarantors may make and own other Investments in an aggregate amount not to exceed at any time $25,000,000;”
     B. Subsection 7.5 of the Credit Agreement is hereby amended by deleting in their entirety the second and third provisos in the first sentence and by inserting in lieu thereof the following:
“provided further so long as no Potential Event of Default or Event of Default has occurred and is continuing, Borrower and its Subsidiaries may make Restricted Junior Payments in the form of share repurchases or dividends in an aggregate amount not to exceed $25,000,000;”
     Section 2. CONDITIONS TO EFFECTIVENESS
     Section 1 of this Amendment shall become effective only upon the satisfaction of all of the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the “Amendment Effective Date”):
     A. On or before the Amendment Effective Date, Borrower shall deliver to Lenders (or to Administrative Agent for Lenders with sufficient originally executed copies,

where appropriate, for each Lender and its counsel) copies of this Amendment, executed by Borrower.
     B. On or before the Amendment Effective Date, all corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Administrative Agent, acting on behalf of Lenders, and its counsel shall be satisfactory in form and substance to Administrative Agent and such counsel, and Administrative Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as Administrative Agent may reasonably request.
     C. On or before the Amendment Effective Date, Administrative Agent shall have received an executed consent to this Amendment in the form attached hereto as Exhibit A (a “Lender Consent”) from Requisite Lenders and from each Revolving Lender.
     Section 3. BORROWER’S REPRESENTATIONS AND WARRANTIES
     In order to induce Lenders to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, Borrower represents and warrants to each Lender that the following statements are true, correct and complete:
     A. Corporate Power and Authority. Borrower has all requisite corporate power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement as amended by this Amendment (the “Amended Agreement”).
     B. Authorization of Agreements. The execution and delivery of this Amendment and the performance of the Amended Agreement have been duly authorized by all necessary corporate action on the part of Borrower.
     C. No Conflict. The execution and delivery by Borrower of this Amendment and the performance by Borrower of the Amended Agreement do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to Borrower or any of its Subsidiaries, the Certificate or Articles of Incorporation or Bylaws of Borrower or any of its Subsidiaries or any order, judgment or decree of any court or other agency of government binding on Borrower or any of its Subsidiaries; (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Borrower or any of its Subsidiaries; (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of Borrower or any of its Subsidiaries; or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of Borrower or any of its Subsidiaries.
     D. Governmental Consents. The execution and delivery by Borrower of this Amendment and the performance by Borrower of the Amended Agreement do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body.

     E. Binding Obligation. This Amendment and the Amended Agreement have been duly executed and delivered by Borrower and are the legally valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.
     F. Incorporation of Representations and Warranties From Credit Agreement. The representations and warranties contained in Section 5 of the Credit Agreement are and will be true, correct and complete in all material respects on and as of the Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.
     G. Absence of Default. No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default or a Potential Event of Default.
     Section 4. MISCELLANEOUS
     A. Reference to and Effect on the Credit Agreement and the Other Loan Documents.
     (i) On and after the Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Agreement.
     (ii) Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.
     (iii) The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of Administrative Agent or any Lender under, the Credit Agreement or any of the other Loan Documents.
     B. Fees and Expenses. Borrower acknowledges that all costs, fees and expenses as described in subsection 10.2 of the Credit Agreement incurred by Administrative Agent and its counsel with respect to this Amendment and the documents and transactions contemplated hereby shall be for the account of Borrower.
     C. Headings. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

EXHIBIT A
to Seventh Amendment
to Credit Agreement
CONSENT OF LENDER
     Reference is hereby made to the Seventh Amendment to Credit Agreement (the “Amendment”) dated as of October      , 2006 by and between LodgeNet Entertainment Corporation, a Delaware corporation (“Borrower”), and Canadian Imperial Bank of Commerce, as administrative agent for the Lenders (“Administrative Agent”), which is made with reference to that certain Credit Agreement dated as of August 29,2001, as amended, by and among Borrower, the Lenders named therein, Administrative Agent, the Syndication Agent named therein, the Co-Documentation Agents named therein, the Co-Lead Arrangers named therein and the Swing Line Lender named therein.
     The undersigned Lender hereby consents to the execution and delivery of the Amendment by Administrative Agent on its behalf, substantially in the form of the draft presented to the undersigned Lender on October      , 2006.
Dated: October      ,2006

[Name of Institution]

By:

Name:

Title: